Exhibit 99.1

Erie Indemnity Reports Third Quarter 2025 Results
Net Income per Diluted Share was $3.50 for the Quarter and $9.48 for the Nine Months of 2025

Erie, Pa., October 30, 2025 - Erie Indemnity Company (NASDAQ: ERIE) today announced financial results for the quarter and nine months ending September 30, 2025. Net income was $182.9 million, or $3.50 per diluted share, in the third quarter of 2025, compared to $159.8 million, or $3.06 per diluted share, in the third quarter of 2024. Net income was $496.0 million, or $9.48 per diluted share, in the first nine months of 2025, compared to $448.3 million, or $8.57 per diluted share, in the first nine months of 2024.

3Q and Nine Months 2025
(in thousands)	3Q'25	3Q'24	2025	2024
Operating income	$208,921	$180,125	$559,470	$509,145
Investment income	21,554	19,549	60,690	48,455
Other income	2,286	1,168	8,094	7,871
Income before income taxes	232,761	200,842	628,254	565,471
Income tax expense	49,908	41,012	132,299	117,186
Net income	$182,853	$159,830	$495,955	$448,285

3Q 2025 Highlights
Operating income before taxes increased $28.8 million, or 16.0 percent, in the third quarter of 2025 compared to the third quarter of 2024.
•Management fee revenue - policy issuance and renewal services increased $56.1 million, or 7.3 percent, in the third quarter of 2025 compared to the third quarter of 2024.
•Management fee revenue - administrative services increased $1.7 million, or 9.8 percent, in the third quarter of 2025 compared to the third quarter of 2024.
•Cost of operations - policy issuance and renewal services
◦Commissions increased $41.0 million in the third quarter of 2025, compared to the third quarter of 2024, primarily driven by the growth in direct and affiliated assumed written premium and, to a lesser extent, an increase in agent incentive compensation.
◦Non-commission expense decreased $11.9 million in the third quarter of 2025 compared to the third quarter of 2024. Underwriting and policy processing expense increased $1.6 million primarily due to increased postage costs, partially offset by a decrease in underwriting report costs. Sales and advertising expense decreased $4.4 million primarily due to decreased agent-related costs and costs from community development initiatives. Administrative and other costs decreased $11.5 million primarily due to decreases in personnel costs and professional fees. Personnel costs were impacted by decreased incentive compensation compared to 2024.
Decreased incentive plan costs were primarily driven by lower performance metrics compared to the third quarter of 2024 and a decrease in company stock price during the third quarter of 2025 compared to an increase during the third quarter of 2024.

Income from investments before taxes totaled $21.6 million in the third quarter of 2025 compared to $19.5 million in the third quarter of 2024. Net investment income was $21.0 million in the third quarter of 2025 compared to $17.3 million in the third quarter of 2024. Net realized and unrealized gains were $1.3 million in the third quarter of 2025 compared to $2.9 million in the third quarter of 2024.

Nine Months 2025 Highlights
Operating income before taxes increased $50.3 million, or 9.9 percent, in the first nine months of 2025 compared to the first nine months of 2024.
•Management fee revenue - policy issuance and renewal services increased $208.4 million, or 9.5 percent, in the first nine months of 2025 compared to the first nine months of 2024.
•Management fee revenue - administrative services increased $3.6 million, or 7.1 percent, in the first nine months of 2025 compared to the first nine months of 2024.
•Cost of operations - policy issuance and renewal services
◦Commissions increased $145.6 million in the first nine months of 2025 compared to the first nine months of 2024, primarily driven by the growth in direct and affiliated assumed written premium and, to a lesser extent, an increase in agent incentive compensation.
◦Non-commission expense increased $15.0 million in the first nine months of 2025 compared to the first nine months of 2024. Underwriting and policy processing expense increased $5.9 million primarily due to increased postage and personnel costs. Information technology costs increased $19.8 million primarily due to an increase in personnel costs and hardware and software costs. Customer service costs increased $3.5 million primarily due to increased personnel costs and credit card processing fees. Administrative and other costs decreased $12.9 million primarily due to decreased personnel costs. Personnel costs were impacted by decreased incentive compensation and increased healthcare costs compared to 2024. Decreased incentive plan costs were primarily driven by lower performance metrics compared to the first nine months of 2024 and a decrease in company stock price during the first nine months of 2025 compared to an increase during the first nine months of 2024.

Income from investments before taxes totaled $60.7 million in the first nine months of 2025 compared to $48.5 million in the first nine months of 2024. Net investment income was $61.0 million in the first nine months of 2025 compared to $49.2 million in the first nine months of 2024. Net investment income included $1.3 million of limited partnership earnings in the first nine months of 2025 compared to $0.1 million in the first nine months of 2024. Net realized and unrealized gains were $2.3 million in the first nine months of 2025 compared to $3.0 million in the first nine months of 2024. Net impairment losses recognized in earnings were $2.6 million in the first nine months of 2025 compared to $3.8 million in the first nine months of 2024.

Webcast Information
Indemnity has scheduled a pre-recorded audio broadcast on the Web for 10:00 AM ET on October 31, 2025.  Investors may access the pre-recorded audio broadcast by logging on to www.erieinsurance.com.

Erie Insurance Group
Erie Insurance Group, based in Erie, Pennsylvania, is the 11th largest homeowners insurer, 12th largest automobile insurer and 10th largest commercial lines insurer in the United States based on direct premiums written, according to AM Best Company.  Founded in 1925, Erie Insurance is a Fortune 500 company and the 16th largest property/casualty insurer in the United States based on net premiums written. Rated A (Excellent) by AM Best, ERIE has more than 7 million policies in force and operates in 12 states and the District of Columbia.

News releases and more information are available on ERIE's website at www.erieinsurance.com.
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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Statements contained herein that are not historical fact are forward-looking statements and, as such, are subject to risks and uncertainties that could cause actual events and results to differ, perhaps materially, from those discussed herein.  Forward-looking statements relate to future trends, events or results and include, without limitation, statements and assumptions on which such statements are based that are related to our plans, strategies, objectives, expectations, intentions, and adequacy of resources.  Examples of forward-looking statements are discussions relating to premium and investment income, expenses, operating results, and compliance with contractual and regulatory requirements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  Among the risks and uncertainties, in addition to those set forth in our filings with the Securities and Exchange Commission, that could cause actual results and future events to differ from those set forth or contemplated in the forward-looking statements include the following:
•dependence upon our relationship with the Erie Insurance Exchange ("Exchange") and the management fee under the agreement with the subscribers at the Exchange;
•dependence upon our relationship with the Exchange and the growth of the Exchange, including:
◦general business and economic conditions;
◦factors impacting the timing of premium rates charged for policies;
◦factors affecting insurance industry competition, including technological innovations;
◦dependence upon the independent agency system; and
◦ability to maintain our brand, including our reputation for customer service;
•dependence upon our relationship with the Exchange and the financial condition of the Exchange, including:
◦the Exchange's ability to maintain acceptable financial strength ratings;
◦factors affecting the quality and liquidity of the Exchange's investment portfolio;
◦changes in government regulation of the insurance industry;
◦litigation and regulatory actions;
◦emergence of significant unexpected events, including pandemics, economic or social inflation, and changes in tariff policies;
◦emerging claims and coverage issues in the industry; and
◦severe weather conditions or other catastrophic losses, including terrorism;
•costs of providing policy issuance and renewal services to the subscribers at the Exchange under the subscriber's agreement;
•ability to attract and retain talented management and employees;
•ability to ensure system availability and effectively manage technology initiatives;
•difficulties with technology, data or network security breaches, including cyber attacks;
•ability to maintain uninterrupted business operations;
•compliance with complex and evolving laws and regulations and outcome of pending and potential litigation;
•factors affecting the quality and liquidity of our investment portfolio; and
•ability to meet liquidity needs and access capital.

A forward-looking statement speaks only as of the date on which it is made and reflects our analysis only as of that date.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions or otherwise.
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